ITEM 77Q(c) ? COPIES
OF NEW OR AMENDED
REGISTRANT
INVESTMENT
ADVISORY
CONTRACTS



INVESTMENT
ADVISORY
CONTRACT


	This Contract
is made this 10th day of
February, 2016, between
Federated Investment
Management Company, a
Delaware statutory trust
having its principal place
of business in Pittsburgh,
Pennsylvania (the
?Adviser?), and
Federated Core Trust, a
Massachusetts business
trust having its principal
place of business in
Pittsburgh, Pennsylvania
(the ?Trust?).

	WHEREAS the
Trust is an open-end
management investment
company as that term is
defined in the Investment
Company Act of 1940, as
amended, and is
registered as such with
the Securities and
Exchange Commission;
and

	WHEREAS
Adviser is engaged in the
business of rendering
investment advisory and
management services.

	NOW,
THEREFORE, the parties
hereto, intending to be
legally bound, hereby
agree as follows:

	1.	The
Trust hereby appoints
Adviser as Investment
Adviser for each of the
portfolios (?Funds?) of
the Trust which executes
an exhibit to this
Contract, and Adviser
accepts the appointments.
Subject to the direction of
the Trustees, Adviser
shall provide investment
research and supervision
of the investments of the
Funds and conduct a
continuous program of
investment evaluation
and of appropriate sale or
other disposition and
reinvestment of each
Fund?s assets.

	2.
	Adviser, in its
supervision of the
investments of each of
the Funds will be guided
by each of the Fund?s
investment objective and
policies and the
provisions and
restrictions contained in
the Declaration of Trust
and By-Laws of the Trust
and as set forth in the
Registration Statements
and exhibits as may be on
file with the Securities
and Exchange
Commission.

	3.	The
Fund shall pay or cause to
be paid all of its own
expenses and its allocable
share of Trust expenses,
including, without
limitation, the expenses
of organizing the Trust
and continuing its
existence; fees and
expenses of Trustees and
officers of the Trust; fees
for investment advisory
services and
administrative personnel
and services; expenses
incurred in the
distribution of its shares
(?Shares?), including
expenses of
administrative support
services; fees and
expenses of preparing and
printing its Registration
Statements under the
Securities Act of 1933
and the Investment
Company Act of 1940, as
amended, and any
amendments thereto, as
applicable; expenses of
registering and qualifying
the Trust, the Fund, and
Shares of the Fund under
federal and state laws and
regulations; expenses of
preparing, printing, and
distributing prospectuses
(and any amendments
thereto) to shareholders;
interest expense, taxes,
fees, and commissions of
every kind; expenses of
issue (including cost of
Share certificates),
purchase, repurchase, and
redemption of Shares,
including expenses
attributable to a program
of periodic issue; charges
and expenses of
custodians, transfer
agents, dividend
disbursing agents,
shareholder servicing
agents, and registrars;
printing and mailing
costs, auditing,
accounting, and legal
expenses; reports to
shareholders and
governmental officers
and commissions;
expenses of meetings of
Trustees and shareholders
and proxy solicitations
therefor; insurance
expenses; association
membership dues and
such nonrecurring items
as may arise, including all
losses and liabilities
incurred in administering
the Trust.  The Fund will
also pay its allocable
share of such
extraordinary expenses as
may arise including
expenses incurred in
connection with
litigation, proceedings,
and claims and the legal
obligations of the Trust to
indemnify its officers and
Trustees and agents with
respect thereto.

	4.	The
Fund shall pay to the
Adviser, for all services,
rendered to the Fund by
Adviser  hereunder, the
fees set forth in the
exhibits attached hereto.

	5.	The
net asset value of each
Fund?s Shares as used
herein will be calculated
to the nearest 1/10th of
one cent.

	6.	The
Adviser may from time to
time and for such periods
as it deems appropriate
reduce its compensation,
if any, (and, if
appropriate, assume
expenses of the Fund) to
the extent that any Fund
expenses exceed such
lower expense limitation
as the Adviser may, by
notice to the Fund,
voluntarily declare to be
effective.

	7.	This
Contract shall begin for
each Fund as of the date
of execution of the
applicable exhibit and
shall continue in effect
with respect to each Fund
presently set forth on an
exhibit (and any
subsequent Funds added
pursuant to an exhibit
during the initial term of
this Contract) for two
years from the date of this
Contract set forth above
and thereafter for
successive periods of one
year, subject to the
provisions for termination
and all of the other terms
and conditions hereof if:
(a) such continuation
shall be specifically
approved at least annually
by the vote of a majority
of the Trustees of the
Trust, including a
majority of the Trustees
who are not parties to this
Contract or interested
persons of any such party
cast in person at a
meeting called for that
purpose; and (b) Adviser
shall not have notified a
Fund in writing at least
sixty (60) days prior to
the anniversary date of
this Contract in any year
thereafter that it does not
desire such continuation
with respect to that Fund.
If a Fund is added after
the first approval by the
Trustees as described
above, this Contract will
be effective as to that
Fund upon execution of
the applicable exhibit and
will continue in effect
until the next annual
approval of this Contract
by the Trustees and
thereafter for successive
periods of one year,
subject to approval as
described above.

	8.
	Notwithstandin
g any provision in this
Contract, it may be
terminated at any time
with respect to any Fund,
without the payment of
any penalty, by the
Trustees of the Trust or
by a vote of the
shareholders of that Fund
on sixty (60) days?
written notice to Adviser.

	9.	This
Contract may not be
assigned by Adviser and
shall automatically
terminate in the event of
any assignment. Adviser
may employ or contract
with such other person,
persons, corporation, or
corporations at its own
cost and expense as it
shall determine in order
to assist it in carrying out
this Contract.

	10.	In
the absence of willful
misfeasance, bad faith,
gross negligence, or
reckless disregard of the
obligations or duties
under this Contract on the
part of Adviser, Adviser
shall not be liable to the
Trust or to any of the
Funds or to any
shareholder for any act or
omission in the course of
or connected in any way
with rendering services or
for any losses that may be
sustained in the purchase,
holding, or sale of any
security.

	11.	This
Contract may be amended
at any time by agreement
of the parties provided
that the amendment shall
be approved both by the
vote of a majority of the
Trustees of the Trust
including a majority of
the Trustees who are not
parties to this Contract or
interested persons of any
such party to this
Contract (other than as
Trustees of the Trust) cast
in person at a meeting
called for that purpose,
and, where required by
Section 15(a)(2) of the
Act, on behalf of a Fund
by a majority of the
outstanding voting
securities of such Fund as
defined in Section
2(a)(42) of the Act.

	12.	The
Adviser acknowledges
that all sales literature for
investment companies
(such as the Trust) are
subject to strict regulatory
oversight. The Adviser
agrees to submit any
proposed sales literature
for the Trust (or any
Fund) or for itself or its
affiliates which mentions
the Trust (or any Fund) to
the Trust?s distributor for
review and filing with the
appropriate regulatory
authorities prior to the
public release of any such
sales literature, provided,
however, that nothing
herein shall be construed
so as to create any
obligation or duty on the
part of the Adviser to
produce sales literature
for the Trust (or any
Fund). The Trust agrees
to cause its distributor to
promptly review all such
sales literature to ensure
compliance with relevant
requirements, to promptly
advise Adviser of any
deficiencies contained in
such sales literature, to
promptly file complying
sales literature with the
relevant authorities, and
to cause such sales
literature to be distributed
to prospective investors
in the Trust.

	13.
	Adviser is
hereby expressly put on
notice of the limitation of
liability as set forth in
Article XII of the
Declaration of Trust and
agrees that the obligations
pursuant to this Contract
of a particular Fund and
of the Trust with respect
to that particular Fund be
limited solely to the
assets of that particular
Fund, and Adviser shall
not seek satisfaction of
any such obligation from
any other Fund, the
shareholders of any Fund,
the Trustees, officers,
employees or agents of
the Trust, or any of them.

	14.	The
Trust and the Funds are
hereby expressly put on
notice of the limitation of
liability as set forth in the
Declaration of Trust of
the Adviser and agree
that the obligations
assumed by the Adviser
pursuant to this Contract
shall be limited in any
case to the Adviser and
its assets and, except to
the extent expressly
permitted by the
Investment Company Act
of 1940, as amended, the
Trust and the Funds shall
not seek satisfaction of
any such obligation from
the shareholders of the
Adviser, the Trustees,
officers, employees, or
agents of the Adviser, or
any of them.

	15.
	Adviser agrees
to maintain the security
and confidentiality of
nonpublic personal
information (?NPI?) of
Fund customers and
consumers, as those terms
are defined in Regulation
S-P, 17 CFR Part 248.
Adviser agrees to use and
redisclose such NPI for
the limited purposes of
processing and servicing
transactions; for specific
law enforcement and
miscellaneous purposes;
and to service providers
or in connection with
joint marketing
arrangements directed by
the Fund(s), in each
instance in furtherance of
fulfilling Adviser?s
obligations under this
Contract and consistent
with the exceptions
provided in 17 CFR
Sections 248.14, 248.15
and 248.13, respectively.

	16.	The
parties hereto
acknowledge that
Federated Investors, Inc.
has reserved the right to
grant the non-exclusive
use of the name
Federated Core Trust, or
any derivative thereof to
any other investment
company, investment
company portfolio,
investment adviser,
distributor or other
business enterprise, and
to withdraw from the
Trust and one or more of
the Funds the use of the
name Federated Core
Trust.  The name
Federated Core Trust will
continue to be used by the
Trust and each Fund so
long as such use is
mutually agreeable to
Federated Investors, Inc.
and the Trust.

	17.	This
Contract shall be
construed in accordance
with and governed by the
laws of the
Commonwealth of
Pennsylvania.

	18.	This
Contract will become
binding on the parties
hereto upon their
execution of the attached
exhibits to this Contract.
?


EXHIBIT A
to the
Investment Advisory
Contract

Federated Core Trust
Emerging Markets Core
Fund

	For all services
rendered by Adviser
hereunder, the above-
named Fund of Federated
Core Trust shall pay to
Adviser and Adviser
agrees to accept as full
compensation for all
services rendered
hereunder, an annual
investment advisory fee
equal to 0.00% of the
average daily net assets
of the Fund.

	The portion of
the fee based upon the
average daily net assets
of the Fund shall be
accrued daily at the rate
of 1/365th of 0.00 of 1%
applied to the daily net
assets of the Fund.

	The advisory
fee so accrued shall be
paid to Adviser.

	Witness the
due execution hereof this
10th day of February,
2016.


Federated Core Trust


By: _/s/ John B. Fisher_________
Name: John B. Fisher
Title:  President



Federated Investment Management Company
By: _/s/ John B. Fisher____________
Name: John B. Fisher
Title:  President, CEO



?


LIMITED POWER OF
ATTORNEY


	KNOW ALL
MEN BY THESE
PRESENTS, dated as of
February 10, 2016, that
Federated Core Trust, a
business trust duly
organized under the laws
of the Commonwealth of
Massachusetts (the
?Trust?), does hereby
nominate, constitute and
appoint Federated
Investment Management
Company, a statutory
trust duly organized
under the laws of the state
of Delaware (the
?Adviser?), to act
hereunder as the true and
lawful agent and
attorney-in-fact of the
Trust, acting on behalf of
each of the series
portfolios for which the
Adviser acts as
investment adviser shown
on Schedule 1 attached
hereto and incorporated
by reference herein (each
such series portfolio
being hereinafter referred
to as a ?Fund? and
collectively as the
?Funds?), for the specific
purpose of executing and
delivering all such
agreements, instruments,
contracts, assignments,
bond powers, stock
powers, transfer
instructions, receipts,
waivers, consents and
other documents, and
performing all such acts,
as the Adviser may deem
necessary or reasonably
desirable, related to the
acquisition, disposition
and/or reinvestment of
the funds and assets of a
Fund of the Trust in
accordance with
Adviser?s supervision of
the investment, sale and
reinvestment of the funds
and assets of each Fund
pursuant to the authority
granted to the Adviser as
investment adviser of
each Fund under that
certain investment
advisory contract dated
February 10, 2016, by
and between the Adviser
and the Trust (such
investment advisory
contract, as may be
amended, supplemented
or otherwise modified
from time to time is
hereinafter referred to as
the ?Investment Advisory
Contract?).

	The Adviser
shall exercise or omit to
exercise the powers and
authorities granted herein
in each case as the
Adviser in its sole and
absolute discretion deems
desirable or appropriate
under existing
circumstances.  The Trust
hereby ratifies and
confirms as good and
effectual, at law or in
equity, all that the
Adviser, and its officers
and employees, may do
by virtue hereof.
However, despite the
above provisions, nothing
herein shall be construed
as imposing a duty on the
Adviser to act or assume
responsibility for any
matters referred to above
or other matters even
though the Adviser may
have power or authority
hereunder to do so.
Nothing in this Limited
Power of Attorney shall
be construed (i) to be an
amendment or
modifications of, or
supplement to, the
Investment Advisory
Contract, (ii) to amend,
modify, limit or denigrate
any duties, obligations or
liabilities of the Adviser
under the terms of the
Investment Advisory
Contract or (iii)
exonerate, relieve or
release the Adviser any
losses, obligations,
penalties, actions,
judgments and suits and
other costs, expenses and
disbursements of any
kind or nature whatsoever
which may be imposed
on, incurred by or
asserted against the
Adviser (x) under the
terms of the Investment
Advisory Contract or (y)
at law, or in equity, for
the performance of its
duties as the investment
adviser of any of the
Funds.

	The Trust
hereby agrees to
indemnify and save
harmless the Adviser and
its Trustees, officers and
employees (each of the
foregoing an
?Indemnified Party? and
collectively the
?Indemnified Parties?)
against and from any and
all losses, obligations,
penalties, actions,
judgments and suits and
other costs, expenses and
disbursements of any
kind or nature whatsoever
which may be imposed
on, incurred by or
asserted against an
Indemnified Party, other
than as a consequence of
gross negligence or
willful misconduct on the
part of an Indemnified
Party, arising out of or in
connection with this
Limited Power of
Attorney or any other
agreement, instrument or
document executed in
connection with the
exercise of the authority
granted to the Adviser
herein to act on behalf of
the Trust, including
without limitation the
reasonable costs,
expenses and
disbursements in
connection with
defending such
Indemnified Party against
any claim or liability
related to the exercise or
performance of any of the
Adviser?s powers or
duties under this Limited
Power of Attorney or any
of the other agreements,
instruments or documents
executed in connection
with the exercise of the
authority granted to the
Adviser herein to act on
behalf of the Trust, or the
taking of any action
under or in connection
with any of the foregoing.
The obligations of the
Trust under this
paragraph shall survive
the termination of this
Limited Power of
Attorney with respect to
actions taken by the
Adviser on behalf of the
Trust during the term of
this Limited Power of
Attorney.  No Fund shall
have any joint or several
obligation with any other
Fund to reimburse or
indemnify an Indemnified
Party for any action,
event, matter or
occurrence performed or
omitted by or on behalf of
the Adviser in its capacity
as agent or attorney-in-
fact of Trust acting on
behalf of any other Fund
hereunder.

	Any person,
partnership, corporation
or other legal entity
dealing with the Adviser
in its capacity as
attorney-in-fact hereunder
for the Trust is hereby
expressly put on notice
that the Adviser is acting
solely in the capacity as
an agent of the Trust and
that any such person,
partnership, corporation
or other legal entity must
look solely to the Trust in
question for enforcement
of any claim against the
Trust, as the Adviser
assumes no personal
liability whatsoever for
obligations of the Trust
entered into by the
Adviser in its capacity as
attorney-in-fact for the
Trust.

	Each person,
partnership, corporation
or other legal entity
which deals with a Fund
of the Trust through the
Adviser in its capacity as
agent and attorney-in-fact
of the Trust, is hereby
expressly put on notice (i)
that all persons or entities
dealing with the Trust
must look solely to the
assets of the Fund of the
Trust on whose behalf the
Adviser is acting pursuant
to its powers hereunder
for enforcement of any
claim against the Trust, as
the Trustees, officers
and/or agents of such
Trust, the shareholders of
the various classes of
shares of the Trust and
the other Funds of the
Trust assume no personal
liability whatsoever for
obligations entered into
on behalf of such Fund of
the Trust, and (ii) that the
rights, liabilities and
obligations of any one
Fund are separate and
distinct from those of any
other Fund of the Trust.

	The execution
of this Limited Power of
Attorney by the Trust
acting on behalf of the
several Funds shall not be
deemed to evidence the
existence of any express
or implied joint
undertaking or
appointment by and
among any or all of the
Funds.  Liability for or
recourse under or upon
any undertaking of the
Adviser pursuant to the
power or authority
granted to the Adviser
under this Limited Power
of Attorney under any
rule of law, statute or
constitution or by the
enforcement of any
assessment or penalty or
by legal or equitable
proceedings or otherwise
shall be limited only to
the assets of the Fund of
the Trust on whose behalf
the Adviser was acting
pursuant to the authority
granted hereunder.

	The Trust
hereby agrees that no
person, partnership,
corporation or other legal
entity dealing with the
Adviser shall be bound to
inquire into the Adviser?s
power and authority
hereunder and any such
person, partnership,
corporation or other legal
entity shall be fully
protected in relying on
such power or authority
unless such person,
partnership, corporation
or other legal entity has
received prior written
notice from the Trust that
this Limited Power of
Attorney has been
revoked. This Limited
Power of Attorney shall
be revoked and
terminated automatically
upon the cancellation or
termination of the
Investment Advisory
Contract between the
Trust and the Adviser.
Except as provided in the
immediately preceding
sentence, the powers and
authorities herein granted
may be revoked or
terminated by the Trust at
any time provided that no
such revocation or
termination shall be
effective until the Adviser
has received actual notice
of such revocation or
termination in writing
from the Trust.

	This Limited
Power of Attorney
constitutes the entire
agreement between the
Trust and the Adviser,
may be changed only by a
writing signed by both of
them, and shall bind and
benefit their respective
successors and assigns;
provided, however, the
Adviser shall have no
power or authority
hereunder to appoint a
successor or substitute
attorney in fact for the
Trust.

	This Limited
Power of Attorney shall
be governed and
construed in accordance
with the laws of the
Commonwealth of
Pennsylvania without
reference to principles of
conflicts of laws.  If any
provision hereof, or any
power or authority
conferred upon the
Adviser herein, would be
invalid or unexercisable
under applicable law,
then such provision,
power or authority shall
be deemed modified to
the extent necessary to
render it valid or
exercisable while most
nearly preserving its
original intent, and no
provision hereof, or
power or authority
conferred upon the
Adviser herein, shall be
affected by the invalidity
or the non-exercisability
of another provision
hereof, or of another
power or authority
conferred herein.

	This Limited
Power of Attorney may
be executed in as many
identical counterparts as
may be convenient and
by the different parties
hereto on separate
counterparts.  This
Limited Power of
Attorney shall become
binding on the Trust
when the Trust shall have
executed at least one
counterpart and the
Adviser shall have
accepted its appointment
by executing this Limited
Power of Attorney.
Immediately after the
execution of a counterpart
original of this Limited
Power of Attorney and
solely for the
convenience of the parties
hereto, the Trust and the
Adviser will execute
sufficient counterparts so
that the Adviser shall
have a counterpart
executed by it and the
Trust, and the Trust shall
have a counterpart
executed by the Trust and
the Adviser.  Each
counterpart shall be
deemed an original and
all such taken together
shall constitute but one
and the same instrument,
and it shall not be
necessary in making
proof of this Limited
Power of Attorney to
produce or account for
more than one such
counterpart.

	IN WITNESS
WHEREOF, the Trust
has caused this Limited
Power of Attorney to be
executed by its duly
authorized officer as of
the date first written
above.

Federated Core Trust
By: _/s/ John B. Fisher____________
Name: John B. Fisher
Title:  President





Accepted and agreed to
this
10th day of February,
2016

Federated Investment
Management Company


By: _/s/ John B.
Fisher_______________
______
Name: John B. Fisher
Title:  President, CEO

?



Schedule 1 to Limited
Power of Attorney
dated as of February 10,
2016
by Federated Core Trust
(the ?Trust?),
acting on behalf of each
of the series portfolios
listed below, and
appointing
Federated Investment
Management Company
the attorney-in-fact of the
Trust


List of Series Portfolios

Emerging Markets Core
Fund



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